EXHIBIT 10

OBER, KALER, GRIMES & SHRIVER
  A PROFESSIONAL CORPORATION
       ATTORNEYS AT LAW
                                                120 EAST BALTIMORE STREET
                                              BALTIMORE, MARYLAND 21202-1643
                                                      (410) 685-1120

                                                      October 12, 1995



Scudder Global Fund, Inc.
345 Park Avenue
New York, New York  10154

         Re:  Global Fund

Gentlemen:

     Scudder Global Fund, Inc. ("Scudder") is a corporation organized under the laws of the State of Maryland on May 15, 1986, having its principal place of business in New York, New York. Scudder has five authorized series of stock, the Global Fund series, the International Bond Fund series, the Short Term Global Income Fund series, the Global Small Company Fund series, and the Emerging
Markets Income Fund series. The Global Fund series consists of one hundred million (100,000,000) authorized shares of capital stock, with a par value of One Cent ($0.01) per share.

     We further understand that, pursuant to the provisions of Rule 24e-2, you are about to file with the Securities and Exchange Commission Post-Effective Amendment No. 24 to your registration statement on Form N-1 for the purpose of

OBER, KALER, GRIMES & SHRIVER
  A PROFESSIONAL CORPORATION

Scudder Global Fund, Inc.
October 12, 1995
Page 2

registering 1,050,062 shares of capital stock of Scudder's Global Fund series (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act").

     We have examined original or copies, certified or otherwise identified to our satisfaction, of the Charter, By-Laws, as amended, and records of corporate proceedings of Scudder, and such affidavits and advices from officers of Scudder or from public officials, as we have deemed necessary or appropriate for the purpose of this opinion.

     We are of the opinion that Scudder may legally and validly issue and sell the Shares from time to time upon receipt by Scudder of cash consideration for each Share in an amount not less than the net asset value per share of Scudder's Global Fund series, determined in accordance with the Charter, Bylaws and policies of the Board of Directors. We are further of the opinion that when sold as herein provided, such Shares will be legally issued, fully paid and non-assessable. In rendering the foregoing opinions we have assumed that at no time prior to the date when all of the Shares are issued will the existing corporate authorization to issue the Shares be amended, repealed or revoked or the total number of the issued shares of capital stock of the Global Fund series exceed 100,000,000, and that at all times the net asset value per share of the Global Fund series will exceed One Cent ($0.01).

     We express no opinion as to compliance with the Securities Act, the Investment Company Act of 1940 or the securities laws of any state with respect to the issuance of the Shares.

     We consent to your filing this opinion with the Securities and Exchange Commission in connection with the Post-Effective Amendment No. 24 to the registration statement on Form N-1 which you are about to file pursuant to the Securities Act.

                                        Sincerely,


                                        /s/Ober, Kaler, Grimes & Shriver
                                        A Professional Corporation


GWW/TSS

OBER, KALER, GRIMES & SHRIVER
  A PROFESSIONAL CORPORATION
       ATTORNEYS AT LAW
                                                120 EAST BALTIMORE STREET
                                              BALTIMORE, MARYLAND 21202-1643
                                                      (410) 685-1120

                                                      October 12, 1995

Scudder Global Fund, Inc.
345 Park Avenue
New York, New York  10154

         Re:  International Bond Fund

Gentlemen:

     Scudder Global Fund, Inc. ("Scudder") is a corporation organized under the laws of the State of Maryland on May 15, 1986, having its principal place of business in New York, New York. Scudder has five authorized series of stock, the Global Fund series, the International Bond Fund series, the Short Term Global Income Fund series, the Global Small Company Fund series, and the Emerging Markets Income Fund series. The International Bond Fund series consists of two hundred million (200,000,000) authorized shares of capital stock, with a par value of One Cent ($0.01) per share.

     We further understand that, pursuant to the provisions of Rule 24e-2, you are about to file with the Securities and Exchange Commission Post-Effective Amendment No. 24 to your registration statement on Form N-1 for the purpose of

OBER, KALER, GRIMES & SHRIVER
  A PROFESSIONAL CORPORATION


Scudder Global Fund, Inc.
October 12, 1995
Page 2

registering 29,606,125 shares of capital stock of Scudder's International Bond Fund series (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act").

     We have examined original or copies, certified or otherwise identified to our satisfaction, of the Charter, By-Laws, as amended, and records of corporate proceedings of Scudder, and such affidavits and advices from officers of Scudder or from public officials, as we have deemed necessary or appropriate for the purpose of this opinion.

     We are of the opinion that Scudder may legally and validly issue and sell the Shares from time to time upon receipt by Scudder of cash consideration for each Share in an amount not less than the net asset value per share of Scudder's International Bond Fund series, determined in accordance with the Charter, Bylaws and policies of the Board of Directors. We are further of the opinion that when sold as herein provided, such Shares will be legally issued, fully paid and non-assessable. In rendering the foregoing opinions we have assumed that at no time prior to the date when all of the Shares are issued will the existing corporate authorization to issue the Shares be amended, repealed or revoked or the total number of the issued shares of capital stock of the International Bond Fund series exceed 200,000,000, and that at all times the net asset value per share of the International Bond Fund series will exceed One Cent ($0.01).

     We express no opinion as to compliance with the Securities Act, the Investment Company Act of 1940 or the securities laws of any state with respect to the issuance of the Shares.

     We consent to your filing this opinion with the Securities and Exchange Commission in connection with the Post-Effective Amendment No. 24 to the registration statement on Form N-1 which you are about to file pursuant to the Securities Act.

                                        Sincerely,


                                        /s/Ober, Kaler, Grimes & Shriver
                                        A Professional Corporation

GWW/TSS